Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 3 to the Registration Statement on Form F-1 (Registration No. 333-272503), of SMX (Security Matters) Public Limited Company (the “Company”) of our report dated April 25, 2023, relating to the financial statements of the Company which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

June 22, 2023